Exhibit 99.1

NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS STRONG SALES GROWTH AND IMPROVED OPERATING MARGINS FOR FIRST QUARTER 2021

First Quarter Net Sales Increased 9.1% Over Prior Year, Driving EBITDA to $16.9 Million on an Adjusted Basis

Charlotte, N.C., May 6, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the first quarter ended March 31, 2021.

GAAP Results

Net sales for the first quarter of 2021 increased $10.6 million, or 9.1%, to $126.8 million, compared to $116.2 million for the first quarter of 2020, led by strong sales from Mobile Solutions, which increased 11.3%.

On a GAAP basis, income from operations for the first quarter of 2021 was $1.0 million, compared to loss from operations of $103.9 million for the same period in 2020. In the first quarter of 2021, the income from operations was primarily driven by an increase in sales volume and cost reduction initiatives. Income from operations for the first quarter of 2020 was impacted by a non-cash goodwill impairment of $92.9 million in the Power Solutions segment.

On a GAAP basis, income from operations for first quarter 2021 in the Mobile Solutions segment was $6.1 million, compared to income from operations of $0.3 million for the same period in 2020. On a GAAP basis, income from operations for first quarter 2021 in the Power Solutions segment was $2.4 million, compared to loss from operations of $90.3 million for the same period in 2020.

Net loss on a GAAP basis for the first quarter of 2021 was $4.9 million, compared to net loss on a GAAP basis of $248.2 million in the first quarter of 2020. Net loss on a GAAP basis for the first quarter of 2021 was driven by costs related to the refinancing transaction and termination of the interest rate swap, which were partially offset by the gross profit generated from incremental sales volume, operating efficiencies, reductions in SG&A, and interest expense. Net loss on a GAAP basis for the first quarter of 2020 was impacted by the non-cash goodwill impairment referenced above and the loss from discontinued operations of $140.1 million from the former Life Sciences business.

Adjusted Results

Adjusted income from operations for the first quarter of 2021 was $6.4 million, compared to $1.3 million for the same period in 2020. Adjusted EBITDA for the first quarter of 2021 was $16.9 million, or 13.3% of sales, versus $10.1 million, or 8.7% of sales, for the same period in 2020. Adjusted net income was $2.2 million, or $0.05 per diluted share, compared to adjusted net loss of $6.6 million, or $0.16 per diluted share, for the same period in 2020. Free cash flow for the first quarter of 2021 was $2.4 million, compared to a use of cash of $1.0 million for the same period in 2020.

Warren Veltman, President and Chief Executive Officer, said, “We are encouraged by the strong sequential and year-over-year growth we saw across our Mobile Solutions and Power Solutions businesses in the first quarter. We experienced strong growth in North America and our wholly owned China operations, driven by improved customer demand across our end markets. Our China joint venture also showed strong profitability during the quarter contributing to a $1.7 million improvement from prior year. Our sales volume, cost reductions, and improved manufacturing efficiencies all contributed to improve our bottom line and free cash flow generation during the quarter.”

Mobile Solutions

Net sales for the first quarter of 2021 were $77.8 million, compared to $69.9 million in the first quarter of 2020, an increase of $7.9 million, or 11.3%. The increase in sales was driven by higher demand within all markets that were negatively impacted by the pandemic in the prior year, as well as new business in the general industrial market. Adjusted income from operations for the first quarter of 2021 was $7.1 million, compared to $1.5 million of adjusted operating income in the first quarter of 2020. Adjusted operating income increased as a result of the increase in sales as well as variable and fixed cost reduction initiatives.

Power Solutions

Net sales for the first quarter of 2021 were $49.1 million, compared to $46.4 million in the first quarter of 2020, an increase of $2.7 million, or 5.8%. The increase in sales was driven primarily by higher commodity pricing on precious metals which are passed through at lower margins. The increase in sales was partially offset by decreases in demand from the electrical and medical markets as demand has been dampened by the pandemic, which did not begin to impact the segment until the second quarter of 2020. Adjusted income from operations for the quarter was $5.5 million, compared to $7.0 million in the first quarter of 2020. The reduction in adjusted operating income was due primarily to the lower margins on precious metals as well as the product mix which reduced overall segment profitability.

Mr. Veltman concluded, “Throughout the first quarter of 2021, we continued to make progress in executing our strategic plan by successfully completing our refinancing, providing us a long-term runway to achieve our 2025 goals for revenue and profitability growth. We also added new directors to our Board who possess specific experience and skill sets to assist our management team in shaping our strategy to leverage growth opportunities created by the evolution of the power grid and electric vehicles. Looking forward, we will continue to maintain our focus on end market penetration to drive growth and cost discipline to improve profitability, while remaining judicious in our capital investments.”

Conference Call

NN will discuss its results during its quarterly investor conference call on May 7, 2021, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10155479. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until May 7, 2022.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow to the U.S. GAAP financial measures of income from operations, net income (loss), net income (loss) per diluted share, and cash provided (used) by operating activities.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and, when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Mike Danehy, CPA

Investor Relations Contact

Mike.Danehy@nninc.com

(980) 264-4312

Financial Tables Follow

NN, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Net sales	$126,804	$116,213
Cost of sales (exclusive of depreciation and amortization shown separately below)	99,688	94,478
Selling, general, and administrative expense	14,575	16,160
Depreciation and amortization	11,568	11,357
Goodwill impairment	—	92,942
Other operating expense (income), net	(5)	5,126

Income (loss) from operations	978	(103,850)
Interest expense	2,024	3,807
Loss on extinguishment of debt and write-off of debt issuance costs	2,390	—
Derivative payments on interest rate swap	1,717	—
Loss on interest rate swap	2,033	—
Other expense (income), net	(122)	1,544

Loss from continuing operations before benefit (provision) for income taxes and share of net
income (loss) from joint venture	(7,064)	(109,201)
Benefit (provision) for income taxes	756	1,395
Share of net income (loss) from joint venture	1,395	(271)

Loss from continuing operations	(4,913)	(108,077)
Loss from discontinued operations, net of tax	—	(140,114)

Net loss	$(4,913)	$(248,191)

Other comprehensive loss:
Foreign currency translation loss	(3,347)	(14,342)
Interest rate swap:
Change in fair value, net of tax	—	(11,209)
Reclassification adjustment for losses included in net loss, net of tax	2,851	1,052

Other comprehensive loss	$(496)	$(24,499)

Comprehensive loss	$(5,409)	$(272,690)

Basic net loss per common share:
Loss from continuing operations per common share	$(0.46)	$(2.64)
Loss from discontinued operations per common share	—	(3.32)
Net loss per common share	$(0.46)	$(5.96)

Weighted average common shares outstanding	42,672	42,111

Diluted net loss per common share:
Loss from continuing operations per common share	$(0.46)	$(2.64)
Loss from discontinued operations per common share	—	(3.32)
Net loss per common share	$(0.46)	$(5.96)

Weighted average common shares outstanding	42,672	42,111

NN, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$43,033	$48,138
Accounts receivable, net	90,545	84,615
Inventories	67,531	62,517
Income tax receivable	8,956	8,800
Other current assets	12,431	11,148

Total current assets	222,496	215,218
Property, plant and equipment, net	218,057	223,690
Operating lease right-of-use assets	49,545	50,264
Intangible assets, net	99,479	103,065
Investment in joint venture	28,207	26,983
Other non-current assets	4,532	5,742

Total assets	$622,316	$624,962

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,232	$37,435
Accrued salaries, wages and benefits	24,613	21,296
Income tax payable	3,376	3,557
Current maturities of long-term debt	4,844	4,885
Current portion of operating lease liabilities	4,963	4,797
Other current liabilities	17,042	31,261

Total current liabilities	98,070	103,231
Deferred tax liabilities	10,326	11,178
Long-term debt, net of current portion	151,551	79,025
Operating lease liabilities, net of current portion	54,780	55,053
Other non-current liabilities	25,976	17,237

Total liabilities	340,703	265,724
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 5,000 shares authorized, and 65 shares issued and outstanding at March 31, 2021	46,858	—
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, 100 and shares issued and outstanding at December 31, 2020	—	105,086
Stockholders’ equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,686 and 43,049 shares issued and outstanding at December 31, 2020, and March 31, 2021, respectively	430	427
Additional paid-in capital	479,341	493,332
Accumulated deficit	(210,788)	(205,875)
Accumulated other comprehensive loss	(34,228)	(33,732)

Total stockholders’ equity	234,755	254,152

Total liabilities, preferred stock, and stockholders’ equity	$622,316	$624,962

NN, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(4,913)	$(248,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of continuing operations	11,568	11,357
Depreciation and amortization of discontinued operations	—	11,827
Amortization of debt issuance costs	405	1,652
Goodwill impairment of continuing operations	—	92,942
Goodwill impairment of discontinued operations	—	146,757
Loss on extinguishment of debt and write-off of debt issuance costs	2,390	—
Total derivative loss, net of cash settlements	3,750	—
Share of net income (loss) from joint venture, net of cash dividends received	(1,395)	271
Compensation expense from issuance of share-based awards	886	1,296
Deferred income taxes	(1,605)	(3,923)
Other	(1,081)	614
Changes in operating assets and liabilities:
Accounts receivable	(6,684)	1,760
Inventories	(5,589)	(2,507)
Accounts payable	7,094	3,584
Income taxes receivable and payable, net	(344)	(12,676)
Other	3,402	5,461

Net cash provided by operating activities	7,884	10,224
Cash flows from investing activities
Acquisition of property, plant and equipment	(5,468)	(11,260)
Proceeds from sale of property, plant, and equipment	11	82
Cash settlements of interest rate swap	(15,420)	—

Net cash used in investing activities	(20,877)	(11,178)
Cash flows from financing activities
Cash paid for debt issuance costs	(6,856)	(286)
Proceeds from issuance of preferred stock	61,918	—
Redemption of preferred stock	(122,434)	—
Proceeds from long-term debt	150,000	60,012
Repayments of long-term debt	(70,721)	(4,527)
Repayments of short-term debt, net	(1,090)	(411)
Other	(1,189)	(888)

Net cash provided by financing activities	9,628	53,900
Effect of exchange rate changes on cash flows	(1,740)	(5,435)
Net change in cash and cash equivalents	(5,105)	47,511
Cash and cash equivalents at beginning of period (1)	48,138	31,703

Cash and cash equivalents at end of period (1)	$43,033	$79,214

(1)

Cash and cash equivalents include $11.7 million and $13.8 million of cash and cash equivalents that were included in current assets of discontinued operations as of March 31, 2020, and December 31, 2019, respectively.

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Three Months Ended March 31,
NN, Inc. Consolidated	2021	2020
GAAP income (loss) from operations	$978	$(103,850)
Acquisition and transition expense*	1,789	8,625
Amortization of intangibles	3,587	3,587
Impairments (Goodwill and fixed assets)	—	92,948

Non-GAAP adjusted income from operations (a)	$6,353	$1,310

Non-GAAP adjusted operating margin (1)	5.0%	1.1%
GAAP net sales	$126,804	$116,213

$000s	Three Months Ended March 31,
Power Solutions	2021	2020
GAAP income (loss) from operations	$2,432	$(90,334)
Acquisition and transition expense	298	1,621
Amortization of intangibles	2,748	2,748
Impairments (Goodwill and fixed assets)	—	92,948

Non-GAAP adjusted income from operations (a)	$5,478	$6,983

Non-GAAP adjusted operating margin (1)	11.2%	15.0%
GAAP net sales	$49,075	$46,401

$000s	Three Months Ended March 31,
Mobile Solutions	2021	2020
GAAP income (loss) from operations	$6,090	$264
Acquisition and transition expense	162	383
Amortization of intangibles	838	838
Impairments (Goodwill and fixed assets)	—	—

Non-GAAP adjusted income from operations (a)	$7,090	$1,486

Share of net income from joint venture	1,395	(271)

Non-GAAP adjusted income from operations with JV	8,485	1,215

Non-GAAP adjusted operating margin (1)	10.9%	1.7%
GAAP net sales	$77,776	$69,884

$000s	Three Months Ended March 31,
Elimination	2021	2020
GAAP net sales	$(47)	$(72)

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2021 Includes Capacity & Capabilities Dev - $0.0 / Prof Fees - $0.6 / Integration & Transformation - $1.2 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Lease Modification - $0.0
*	2020 Includes Capacity & Capabilities Dev - $0.7 / Prof Fees - $1.5 / Integration & Transformation - $1.6 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Lease Modification - $4.8

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
$000s	2021	2020
GAAP net income (loss)	$(4,913)	$(248,191)
Provision (benefit) for income taxes	(756)	(1,395)
Interest expense	2,024	3,807
Write-off of unamortized debt issuance cost	2,390	—
Interest rate swap payments and change in fair value	3,750	—
Change in fair value of preferred stock derivatives and warrants	(449)	(57)
Depreciation and amortization	11,568	11,357
Acquisition and transition expense	1,789	8,536
Non-cash stock compensation	887	1,095
Non-cash foreign exchange (gain) loss on inter-company loans	619	1,912
Loss from discontinued operations	—	140,114
Impairments (Goodwill, JV and fixed assets)	—	92,948

Non-GAAP adjusted EBITDA (b)	$16,908	$10,127

Non-GAAP adjusted EBITDA margin (2)	13.3%	8.7%
GAAP net sales	$126,804	$116,213

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended March 31,
$000s	2021	2020
GAAP net income (loss)	$(4,913)	$(248,191)
Pre-tax acquisition and transition expense	1,789	8,625
Pre-tax foreign exchange (gain) loss on inter-company loans	619	1,912
Pre-tax write-off of unamortized debt issuance costs	2,390	—
Pre-tax change in fair value of preferred stock derivatives and warrants	(449)	(57)
Pre-tax amortization of intangibles and deferred financing costs	3,992	4,014
Pre-tax interest rate swap payments and change in fair value	3,750	—
Pre-tax impairments of fixed asset costs	—	7
Tax effect of adjustments reflected above (c)	(2,564)	(2,972)
Non-GAAP discrete tax adjustments	(2,382)	(3,036)
Impairments (Goodwill and JV)	—	92,942
Loss from discontinued operations	—	140,114

Non-GAAP adjusted net income (loss) (d)	$2,232	$(6,642)

	Three Months Ended March 31,
Amounts per share, diluted	2021	2020
GAAP net income (loss) per diluted share	$(0.46)	$(5.96)
Pre-tax acquisition and transition expense	0.04	0.20
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.05
Pre-tax write-off of unamortized debt issuance costs	0.06	—
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.01)	(0.00)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.10
Pre-tax interest rate swap payments and change in fair value	0.09	—
Pre-tax impairments of fixed asset costs	—	0.00
Tax effect of adjustments reflected above (c)	(0.06)	(0.07)
Non-GAAP discrete tax adjustments	(0.06)	(0.07)
Impairments (Goodwill and JV)	—	2.21
Loss from discontinued operations	—	3.33
Preferred stock cumulative dividends and deemed dividends	0.34	0.07

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.05	$(0.16)

Weighted average shares outstanding, diluted	42,672	42,111

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
$000s	2021	2020
Net cash provided (used) by operating activities	$7,884	$10,224
Acquisition of property, plant and equipment	(5,468)	(11,260)

Free Cash Flow	$2,417	$(1,036)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, two of which were transformative for the Company, and sold three of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.